AMENDED AND RESTATED BY-LAWS
OF
PRA GROUP, INC.
Effective as of October 23, 2014
ARTICLE I
OFFICES
Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said State of such corporation or individual acting as the Corporation’s registered agent in Delaware.
Section 1.2. Other Offices. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.2. Annual Meetings. The annual meeting of stockholders for the election of directors shall be held at such time on such day, other than a legal holiday, as the Board of Directors in each such year determines. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect directors, by a plurality vote, and transact such other business as may properly come before the meeting.
Section 2.3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called as provided in the Amended and Restated Certificate of Incorporation. Any such request shall state the purpose or purposes of the proposed meeting. At any special meeting of stockholders, only such, business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting.
Section 2.4. Notice of Meetings. Written notice of every meeting of stockholders, stating the place, date and hour thereof and, in the case of a special meeting of stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the stock transfer books of the Corporation. Nothing herein contained shall preclude the stockholders from waiving notice as provided in Section 4.1 hereof.
Section 2.5. Quorum. The holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than 30 days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws, but such notice may be waived as provided in Section 4.1 hereof.
Section 2.6. Voting. The voting rights of stockholders shall be as provided in the Amended and Restated Certificate of Incorporation.
Section 2.7. Proxies. Every stockholder entitled to vote at a meeting or by consent without a meeting may authorize another person or persons to act for such stockholder by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given.
Section 2.8. Stock Records. The Secretary or agent having charge of the stock transfer books shall prepare and make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, it any, of shares held by each stockholder. Such list, for a period of 10 days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.
Section 2.9. Conduct of Meeting. The Chairman of the Board shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all such meetings. In the absence of the Chairman of the Board or the Chief Executive Officer, the President shall preside at all such meetings. If none of the Chairman of the Board, the Chief Executive Officer or the President is present, then any other director chosen by the directors in attendance shall preside. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary, if any, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the person presiding at the meeting shall appoint a secretary of the meeting.
Section 2.10. Inspectors and Judges. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding at the meeting. Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each class and series, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing on any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.
Section 2.11. Stockholder Proposals. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of

Directors or (b) by any stockholder of the Corporation who is, a stockholder of record at the time of giving of the notice provided for in this Section 2.11, who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and the number of shares of stock of the Corporation which are beneficially owned by the stockholder and (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such business and any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.11. If the Board of Directors of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.11, the Chairman of the Board or the person presiding at such meeting shall so declare to the meeting and any such business not properly brought before such meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations there under with respect to the matters set forth in this Section 2.11. Notwithstanding the foregoing provisions of this Section 2.11, stockholder nominations of persons for election to the Board of Directors shall be governed by the Amended and Restated Certificate of Incorporation.
ARTICLE III
DIRECTORS
Section3.1. Number. The number of directors of the Corporation which shall constitute the entire Board of Directors shall initially be fixed by the incorporator and thereafter from time to time by a vote of a majority of the entire Board of Directors and shall be not less than 2 nor more than 11. The number of directors of the Corporation shall initially be 2. A majority of the directors shall be independent directors, as determined under current Nasdaq National Market (“Nasdaq”) rules.
Section 3.2. Nomination, Classification, Term, Removal, Vacancies, Resignation and Newly Created Directorships. The nomination, classification, term, removal and newly created directorships shall be governed by the Amended and Restated Certificate of Incorporation. Any director may resign at any time upon notice of resignation to the Corporation.
Section 3.3. Powers and Duties. Subject to the applicable provisions of law, these By-Laws or the Amended and Restated Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.
Section 3.4. Place of Meetings. All meetings of the Board of Directors may be held either within or without the State of Delaware.

Section 3.5. Annual Meetings. An annual meeting of the Board of Directors shall be held on the day of the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the written consent of all of such directors.
Section 3.6. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors. Such meetings shall include executive sessions of the independent directors of the Corporation.
Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called as provided in the Amended and Restated Certificate of Incorporation of the Company by a majority of the Board of Directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 3.8. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given orally, electronically, or shall be emailed to each director or mailed to each director at his residence or usual place of business. If notice of less than 3 days is given, it shall be oral, whether by telephone or in person, or sent by email, special delivery mail or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting. Nothing herein contained shall preclude the directors from waiving notice as provided in Section 4.1 hereof.
Section 3.9. Quorum and Voting. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall be necessary to, and shall constitute a quorum for, the transaction of business at any meeting of directors, unless otherwise provided by any applicable provision of law, by these By-Laws, or by the Amended and Restated Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by an applicable provision of law, by these By-Laws or by the Amended and Restated Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.
Section 3.10. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, provided that, no independent director (or a non-employee family member of such director) shall receive any payments (including political contributions) which would disqualify such director from being an independent director under then current Securities and Exchange Commission and Nasdaq regulations ($0 in the case of audit committee members), other than for Board or committee service.
Section 3.11. Books and Records. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.
Section 3.12. Telephonic Meetings and Actions Without Meetings. Any one or more members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a conference telephone call, videoconference, via electronic communications portals, or similar means of communications which enable all persons attending the meeting to fully participate and communicate with each other. Any Action required or permitted to be taken by the Board of Directors, or by a committee of the Board of Directors, may be taken without a meeting in accordance with Delaware General Corporation Law, by electronic transmission or otherwise, provided that all members of the Board or committee, as the case may be, consent in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Participation by such means shall constitute presence in person at a meeting.
Section 3.13. Committees of the Board. The Board of Directors shall designate an Audit Committee, a Compensation Committee and a Nominating Committee and may designate one or more other committees, each consisting of one or more directors. The Board of Directors may designate one or more directors as alternate members of any such committee. Such alternate members may replace any absent member or members at any meeting of such committee. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors. Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board of Directors with respect to all matters.
ARTICLE IV
WAIVER
Section 4.1. Waiver. Whenever a notice is required to be given by any provision of law, by these Amended and Restated By-Laws, or by the Amended and Restated Certificate of Incorporation, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him or her, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.
ARTICLE V
OFFICERS
Section 5.1. Executive Officers. The officers of the Corporation shall be a President, a Chief Executive Officer, a Secretary and a Treasurer. Any person may hold two or more of such offices. The officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors on the day of the meeting of stockholders at which directors are elected.
Section 5.2. Other Officers. The Board of Directors may appoint such other officers and agents, including Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable.
Section 5.3. Authorities and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of business and affairs of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.
Section 5.4. Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

Section 5.5. Vacancies. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.
Section 5.6. Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.
Section 5.7. Chief Executive Officer. The Chief Executive Officer shall have general supervision of the business and affairs of the Corporation and shall have such powers and duties as the Board of Directors may from time to time prescribe. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and directors.
Section 5.8. President. The President shall have general charge of the business and affairs of the Corporation subject to the control of the Board of Directors and the Chief Executive Officer and in the absence of the Chairman of the Board and the Chief Executive Officer shall preside at all meetings of the stockholders and directors. The President shall perform such other duties as are properly required of him or her by the Board of Directors.
Section 5.9. Vice President. Each Vice President (including Executive Vice Presidents, Senior Vice Presidents, and Assistant Vice Presidents), if any, shall perform such duties as may from time to time be assigned to him or her by the President, the Chief Executive Officer or the Board of Directors.
Section 5.10. Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all proceedings taken at such meetings in a book to be kept for that purpose; the Secretary shall see that all notices of meetings of stockholders and meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as required by law; the Secretary shall be the custodian of the records and of the corporate seal or seals of the Corporation; the Secretary shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by the Secretary’s signature; and in general, the Secretary shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors may from time to time prescribe.
Section 5.11. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; the Treasurer shall render to the President, the Chief Executive Officer and each member of the Board of Directors, whenever requested, an account of all of his transactions as Treasurer and of the financial condition of the Corporation; and in general, the Treasurer shall perform all of the duties incident to the office of the Treasurer of a corporation, and such other duties as the Board of Directors may from time to time prescribe.
Section 5.12. Other Officers. The Board of Directors may also elect or may delegate to the President or the Chief Executive Officer the power to appoint such other officers as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors, the President or the Chief Executive Officer, if he or she shall have appointed them, may from time to time prescribe.
ARTICLE VI
PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS
Section 6.1. Form and Signature. The shares of the Corporation may be either recorded and maintained on the books of the Corporation or the Corporation’s transfer agent without the issuance of a physical stock certificate, or the shares may be represented by a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer and shall bear the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.
Section 6.2. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

Section 6.3. Transfer of Stock. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.
Section 6.4. Lost Certificates, etc. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board of Directors may require the owner of such lost, mutilated, stolen or destroyed certificate, or such owner’s legal representatives, to make an affidavit of the fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.
Section 6.5. Record Date. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.
Section 6.6. Regulations. Except as otherwise provided by law, the Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the security of the Corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.
ARTICLE VII
GENERAL PROVISIONS
Section 7.1. Dividends and Distributions. Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board of Directors shall have full power and discretion, subject to the provisions of the Amended and Restated Certificate of Incorporation or the terms of any other corporate document or instrument to determine what, if any, dividends or distributions shall be declared and paid or made.

Section 7.2. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.
Section 7.3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
Section 7.4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
Section 7.5. General and Special Bank Accounts. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board of Directors from time to time. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.
ARTICLE VIII
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS
Section 8.1. Indemnification by Corporation. The indemnification of directors, officers and other persons shall be as provided in the Amended and Restated Certificate of Incorporation.
ARTICLE IX
STOCKHOLDER CLAIMS
Section 9.1 Stockholder Claims. In the event that (i) any current or prior stockholder of the Corporation or anyone on such stockholder’s behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Corporation or any one or more of its directors, officers, or employees, and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Company and all such directors, officers, or employees for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses)(collectively, “Litigation Costs”) that the parties may incur in connection with such Claim. Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought against the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article IX.
ARTICLE X
ADOPTION AND AMENDMENTS
Section 10.1. Power to Amend. The power to adopt, amend and repeal the By-Laws shall be as provided in the Amended and Restated Certificate of Incorporation.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Amended and Restated By-laws of PRA Group, Inc., a Delaware corporation, as in effect on the date hereof.

Dated: October 23, 2014	/s/ Judith S. Scott
Judith S. Scott
Executive Vice President, General Counsel & Secretary